EXHIBIT 21.1
Flowserve Corporation
List of Subsidiaries

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
Flowserve Argentina S.A.	Argentina	100%

Flowserve Australia Pty. Ltd.	Australia	100%

Invensys Flow Control Australia Pty. Ltd.	Australia	100%

Thompson, Kelly & Lewis Pty. Ltd.	Australia	100%

Flowserve (Austria) GmbH	Austria	100%

Flowserve FSD N.V.	Belgium	100%

Flowserve Belgium N. V.	Belgium	100%

Flowserve do Brasil Ltda.	Brazil	100%

Flowserve Ltda.	Brazil	100%

Valtek Registros, Ltda.	Brazil	100%

Flowserve Canada Corp.	Canada	100%

Flowserve Canada Holding Corp.	Canada	100%

Flowserve Canada Limited Partnership	Canada	100%

Flowserve Nova Scotia Holding Corp.	Canada	100%

Churchill Casualty Limited	Cayman Islands	100%

Flowserve Chile S.A.	Chile	100%

Flowserve Shangai Limited	China	100%

Flowserve Colombia, Ltda.	Colombia	100%

Flowserve Finance ApS	Denmark	100%

Naval OY	Finland	100%

Flowserve France Holding S.N.C.	France	100%

Flowserve France S.A.S.	France	100%

Flowserve Pleuger S.A.S.	France	100%

Flowserve Polyvalves S.A.S.	France	100%

Flowserve Pompes S.A.S.	France	100%

Flowserve Sales International S.A.S.	France	100%

Flowserve S.A.S.	France	100%

Argus GmbH & Co. K.G.	Germany	100%

Deutsche Ingersoll-Dresser Pumpen GmbH	Germany	100%

Flowserve Ahaus GmbH	Germany	100%

Flowserve Dortmund GmbH & Co. KG	Germany	100%

Flowserve Dortmund Verwaltungs GmbH	Germany	100%

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
Flowserve Essen GmbH	Germany	100%

Flowserve Flow Control GmbH	Germany	100%

Flowserve Hamburg GmbH	Germany	100%

Gestra AG	Germany	100%

IDP Pumpen GmbH	Germany	100%

Ingersoll-Dresser Pumpen GmbH	Germany	100%

IPSCO GmbH	Germany	65%

Audco India Ltd.	India	50%

Flowserve India Controls Pvt. Ltd.	India	100%

Flowserve Microfinish Pumps Pvt. Ltd.	India	76%

Flowserve Microfinish Valves Pvt. Ltd.	India	76%

Flowserve Sanmar Limited India	India	40%

Limitorque India Limited	India	24%

PT Flowserve	Indonesia	75%

Audco Italiana Srl	Italy	12.5%

Flowserve S.p.A.	Italy	100%

Ingersoll-Dresser Pumps S.p.A.	Italy	100%

Worthington S.p.A.	Italy	100%

Ebara-Byron Jackson, Ltd.	Japan	40%

Flowserve Japan K.K.	Japan	100%

Niigata Equipment Maintenance Co., Ltd.	Japan	50%

Niigata Worthington Company Ltd.	Japan	50%

Hyosung-Ebara Co. Ltd.	Korea	5%

Korea Seal Master Company Ltd.	Korea	40%

Flowserve Finance S.a.r.l.	Luxembourg	100%

Flowserve SAAG Sdn Bhd	Malaysia	70%

Flowserve (Mauritius) Corporation	Mauritius	100%

Flowserve S.A. de C.V.	Mexico	100%

Industrias Medina S.A. de C.V.	Mexico	36.6%

Inmobiliaria Industrial de Leon S.A. de C.V.	Mexico	36.6%

Maquiladora Industrial de Leon S.A. de C.V.	Mexico	36.6%

Fabromatic B.V.	Netherlands	100%

Flowserve B.V.	Netherlands	100%

Flowserve Netherlands C.V.	Netherlands	100%

Flowserve Global Lending B.V.	Netherlands	100%

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
Flowserve International B.V.	Netherlands	100%

Flowserve Repair & Services BV	Netherlands	100%

Flowserve Finance B.V.	Netherlands	100%

Flowserve Flow Control Benelux B.V.	Netherlands	100%

Flowserve New Zealand Limited	New Zealand	100%

Flowserve Peru S.A.C.	Peru	100%

Gestra Polonia SP. z.o.o.	Poland	100%

Flowserve Portuguesa Mecanismos de Controlo de Fluxos, Lda.	Portugal	100%

Arabian Seals Company, Ltd.	Saudi Arabia	40%

Flowserve Abahsain Co. Ltd.	Saudi Arabia	60%

Flowserve Flow Control Pte. Ltd.	Singapore	100%

Flowserve Pte. Ltd.	Singapore	100%

Limitorque Asia Pte. Ltd.	Singapore	60%

Flowserve South Africa (Proprietary) Limited	South Africa	100%

Flowserve S.A.	Spain	100%

Flowserve Spain S.A.	Spain	100%

Gestra Espanola, S.A.	Spain	100%

Flowserve Sweden AB	Sweden	100%

NAF AB	Sweden	100%

Palmstierna International AB	Sweden	100%

Flowserve International S.A.	Switzerland	100%

Flowserve S.A.	Switzerland	100%

Flowserve Trading Sarl	Switzerland	100%

Flowserve (Thailand) Limited	Thailand	60%

Flowserve — Al Mansoori Services Company, Ltd.	United Arab Emirates	49%

Audco Limited	United Kingdom	100%

Automax UK Ltd.	United Kingdom	100%

Durco UK Ltd.	United Kingdom	100%

Flowserve Flow Control (U.K.) Ltd	United Kingdom	100%

Flowserve Flow Control Limited	United Kingdom	100%

Flowserve International Limited	United Kingdom	100%

Flowserve Limited	United Kingdom	100%

Flowserve Pumps Limited	United Kingdom	100%

Flowserve UK Finance Limited	United Kingdom	100%

	Jurisdiction	Percentage
Name of Subsidiary	of Incorporation	Owned
IPSCO (UK) Limited	United Kingdom	100%

PMV Controls Limited	United Kingdom	100%

BW/IP New Mexico, Inc.	United States — Delaware	100%

Flowcom Insurance Company, Inc.	United States — Hawaii	100%

Flowserve Holdings, Inc.	United States — Delaware	100%

Flowserve International, Inc.	United States — Delaware	100%

Flowserve Management Company	United States — Delaware	100%

Flowserve Receivables Corporation	United States — Delaware	100%

Flowserve US Inc.	United States — Delaware	100%

PMV — USA, Inc.	United States — Texas	100%

Flowserve de Venezuela S.A.	Venezuela	100%

Hot Tapping & Plugging C.A.	Venezuela	100%